  EXHIBIT 99.1

PRESS RELEASE

NATIONAL PENN CONTACTS:	KNBT CONTACTS:
Media:	Media:
Ms. Catharine Bower	Ms. Deborah R. Goldsmith
610-369-6618	610-807-5813
csbower@natpennbank.com	deborah.goldsmith@knbt.com
Investors:	Investors:
Mr. Michael R. Reinhard	Mr. Eugene T. Sobol
610-369-6342	610-807-5888
mrreinhard@natpennbank.com	gene.sobol@knbt.com

NATIONAL PENN BANCSHARES AND
KNBT BANCORP AGREE TO MERGE

Combination Creates the 5th Largest Bank Holding Company Headquartered in Pennsylvania

Transaction Accretive to Earnings Per Share and Tangible Book Value in 2008;
No. 2 Deposit Share in Robust Lehigh Valley

WEBCAST SCHEDULED FOR 10:00 A.M. TODAY, SEPTEMBER 7, 2007
(See “Webcast and Supplemental Information,” below)

BOYERTOWN and BETHLEHEM, PA, September 7, 2007 – National Penn Bancshares, Inc, (NASDAQ: NPBC) and KNBT Bancorp (NASDAQ: KNBT) today announced that they have signed a definitive agreement to merge, creating the 5th largest Pennsylvania-based bank holding company based on total assets. Based upon National Penn’s closing price as of September 6 of $16.81, the total transaction value will be approximately $464.6 million.

Under the merger agreement, KNBT Bancorp will merge with and into National Penn Bancshares, with National Penn surviving the merger and remaining headquartered in Boyertown, Pennsylvania. The new company will also maintain a strong presence in the Lehigh Valley area. The names of KNBT and its Keystone Nazareth Bank & Trust Company subsidiary will be retained in the six Pennsylvania counties where KNBT currently operates – Lehigh, Northampton, Carbon, Luzerne, Schuylkill and Monroe counties. National Penn community offices in Lehigh and Northampton counties will be rebranded under the KNBT name. Pending the outcome of an internal study, certain operational and administrative functions will be retained or centralized in the Lehigh Valley.

Under the merger agreement, which has been unanimously approved by the boards of directors of both companies, each share of KNBT common stock will be exchanged for 1.00 shares of National Penn common stock, which will be increased to 1.03 shares of National Penn common stock following a 3% stock dividend to be paid by National Penn on September 28, 2007. Based upon the closing price, adjusted for the 3% stock dividend, for National Penn as of September 6 of $16.81, the transaction equates to approximately $17.31 per KNBT share, for a total transaction value of approximately $464.6 million. Subject to board approval, shareholders in the combined company are expected to receive a quarterly dividend set at National Penn’s pre-merger rate of $0.1675 per share. Following the transaction, current National Penn shareholders will own approximately 65% and current KNBT shareholders 35% of the combined company.

Glenn E. Moyer, president and chief executive officer of National Penn Bancshares and chairman of National Penn Bank, will continue to serve in those positions in the new company following the merger. Scott V. Fainor, president and chief executive officer of KNBT, will become senior executive vice president and chief operating officer of National Penn Bancshares and president and chief executive officer of National Penn Bank. Wayne R. Weidner will continue in his role as chairman of National Penn following the merger. Jeffrey P. Feather, chairman of the KNBT board, will become vice chairman of the National Penn board following the merger. The new National Penn board of directors will comprise 10 current National Penn directors and 5 current KNBT directors.

Mr. Moyer said, “With this merger, we expect to create a new force in Pennsylvania-based financial services. The combined organization will be better positioned to deal with the challenges facing our industry and will boast a depth and quality of management found only in much larger organizations. We look forward to working with Scott as we focus our new team on the challenges and many opportunities that lie ahead.”

Mr. Fainor said, “We could not envision aligning KNBT with a finer organization than National Penn.  Many of our associates share prior work histories and both organizations share a common passion for exceptional customer service. We feel good that the Lehigh Valley and Northeastern Pennsylvania will be an important part of our new organization. Focus on our customers will be the top priority!”

Mr. Weidner, National Penn chairman, noted, “To find two successful organizations in this part of the mid-Atlantic region that have the vision and courage to join together in a merger that is accretive in so many ways to both shareholder groups is really unique. The combined strengths of the new National Penn should result in tangible financial improvements for both organizations following a well planned integration process.”

“Over the past several years, KNBT has made tremendous progress on a number of fronts in its conversion to a multi-faceted commercial bank holding company,” said Mr. Feather, KNBT’s chairman. “This transaction represents a logical step in the growth and development of the KNBT franchise. It’s an excellent result for both our shareholders and for our customers.”

The merger is expected to be accretive to National Penn’s earnings per share and tangible book value per share in 2008. The transaction is expected to result in the reduction of approximately $26.2 million in operating expenses, 12.1% of the combined organization’s expense base. As with any earnings estimate, there are factors that could cause the actual results to differ materially. See “Cautionary Statement Regarding Forward-Looking Information” below.

The transaction, anticipated to close late in the first quarter of 2008, is subject to several conditions and contingencies, including approvals by the Federal Reserve Board, the Office of the Comptroller of the Currency and the affirmative vote of the shareholders of both National Penn and KNBT. All directors and certain executive officers of KNBT (collectively holding approximately 5.3% percent of the outstanding shares of KNBT common stock) have agreed to vote in favor of the merger.

National Penn was represented on the transaction by the law firm of Reed Smith LLP and received a fairness opinion from the investment banking firm of  Janney Montgomery Scott LLC. KNBT was represented by the law firm of Elias, Matz, Tiernan & Herrick LLP and was represented by and received a fairness opinion from the investment banking firm of Sandler O’Neill + Partners, LP.

Webcast and Supplementary Information:

National Penn President and CEO Glenn E. Moyer, KNBT Bancorp President and CEO Scott V. Fainor and National Penn Group Executive Vice President Michael R. Reinhard will hold a Webcast for investors on Friday, September 7, 2007 at 10:00 a.m. Eastern Time regarding the announcement of the merger.

The Webcast will be available online at National Penn's Web site at www.nationalpennbancshares.com. You may access the Webcast at www.nationalpennbancshares.com by clicking the "Live Webcast" link. To listen to the live presentation, please go to the Web site at least fifteen minutes early to download and install any necessary audio software. Participants who log on to the Webcast will have the opportunity to email National Penn Bancshares with their questions at investorrelations@natpennbank.com. National Penn will continue to accept emails until the conclusion of the presentation. National Penn Bancshares may not have adequate time to address each email received. For those who cannot listen to the live presentation, a replay will be available on the National Penn Web site for 30 days. To listen to the Webcast via audio conference, please dial 800.909.5202 for domestic calls and 785.830.7975 for international calls.  The passcode is NPB.

About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc. is a $5.62 billion asset financial services company operating 81 offices in Pennsylvania through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank, Nittany Bank, and Peoples Bank of Oxford divisions. The Peoples Bank of Oxford division also operates one community office in Cecil County, Maryland.

National Penn's financial services affiliates consist of National Penn Investors Trust Company; National Penn Capital Advisors, Inc.; Vantage Investment Advisors, LLC; National Penn Insurance Agency, Inc.; and National Penn Leasing Company.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol "NPBC." Additional information about the National Penn family is available on the National Penn Web site at www.nationalpennbancshares.com.

About KNBT Bancorp, Inc.:

KNBT Bancorp, Inc. is a $2.9 billion asset financial services company and is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania-chartered savings bank headquartered in Bethlehem, Pennsylvania with 56 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne and Schuylkill Counties, Pennsylvania.

KNBT Bancorp, Inc. common stock is traded on the Nasdaq stock market under the symbol “KNBT.” Additional information about the company is available on the company’s Web site at www.knbt.com.

Cautionary Statement Regarding Forward-Looking Information:

This release contains forward-looking information about National Penn Bancshares, Inc., KNBT Bancorp, Inc. and the combined operations of National Penn Bancshares, Inc. and KNBT Bancorp, Inc. after the completion of the transactions described in the release that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies and their subsidiaries. National Penn Bancshares and KNBT Bancorp caution readers not to place undue reliance on these statements.

National Penn Bancshares’ and KNBT Bancorp’s businesses and operations, as well as their combined business and operations following the completion of the transactions described in this release, are and will be subject to a variety of risks, uncertainties and other factors. Consequently, their actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:  ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in each of National Penn Bancshares’ and KNBT Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.  See “Additional Information About This Transaction” below. Neither National Penn Bancshares nor KNBT Bancorp makes any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Additional Information About This Transaction:

National Penn Bancshares intends to file a registration statement on Form S-4 in connection with the transaction, and National Penn Bancshares and KNBT Bancorp intend to mail a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Shareholders and investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information about National Penn Bancshares, KNBT Bancorp and the transaction. You may obtain a free copy of the proxy statement/prospectus (when it is available) as well as other filings containing information about National Penn Bancshares, at the SEC's web site at www.sec.gov. A free copy of the proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus, may also be obtained from National Penn Bancshares or KNBT Bancorp, by directing the request to either of the following persons:

Ms. Sandra L. Spayd	Mr. Eugene Sobol
Corporate Secretary	Senior Executive Vice President and Chief Financial Officer
National Penn Bancshares, Inc.	KNBT Bancorp, Inc.
Philadelphia and Reading Avenues	90 Highland Avenue
Boyertown, PA 19512	Bethlehem, PA 18017
(610) 369-6202	(610) 807-5888

National Penn Bancshares, KNBT Bancorp and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of National Penn Bancshares and KNBT Bancorp in favor of the transaction. Information regarding the interests of the executive officers and directors of National Penn Bancshares and KNBT Bancorp in the transaction will be included in the joint proxy statement/prospectus.